Ranken Energy Corporation
417 W. 18th Street, Suite 101
Edmond, Oklahoma  73013-3663
(405)  340-2363    Fax (405)340-2365

July 9, 2009

Mr. Douglas Bolen, President
Delta Oil & Gas, Inc.
#604 - 700 W. Pender Street
Vancouver, BC  C6C 1G8

RE:          Letter Agreement
Ranken Energy Corporation
2009-1 Drilling Program
Garvin County, OK
Dear Doug:

This Letter Agreement shall set forth the terms and conditions for your participation in the Ranken Energy Corporation (“REC”) 2009-1 Drilling Program located in Garvin County, Oklahoma.  Specifically, you agree to participate with a 5.00% Working Interest, subject to the following:

1).  You agree to purchase an undivided 5.00% Working Interest in the 2009-1 Drilling Program for a total Buy-In Cost of $13,125.00 ($262,500.00 x 5.00%) which is your proportionate share.  The Buy-In Cost shall be invoiced on a unit by unit basis as each unit becomes ready to drill after all leasing/pooling takes place.  The Buy-In Cost shall be $52,500/unit.

2).    Your initial Buy-In Cost includes all leasehold, whether force pooled or leased in support of the initial test well as referred to in the trade summary sections in the 2009-1Drilling Program technical brochure, geologic expenses, brokerage costs, seismic usage (if applicable), geophysical interpretations (if applicable), and overhead.

3).  You agree to pay your Buy-In Cost, as well as your drilling cost, for the 1st well/unit upon the execution of this Letter Agreement.  In addition, you agree to pay your share of the Estimate Costs to Casting Point, along with subsequent Unit Buy-In Cost, within three (3) business days of receipt of an invoice, to be sent at a date prior to the SPUD Date of each well for the following:

Drilling: Saddle Prospect	Saddle #1-28*	Garvin County, OK
	Saddle #2-28*	Garvin County, OK
	Saddle #3-28*	Garvin County, OK
	Saddle #1-27*	Garvin County, OK
	Saddle #2-27*	Garvin County, OK
*Well names may change.

4).
You agree to participate in the Drilling Operations to casing point in the five wells as specified in Item #3 above, with your interest, bearing your proportionate share of a 12.5% carried Working Interest in all five wells.  Your Before Casing Point Interest “BCP” shall be 5.714286% and your After Casing Point Interest “ACP” shall be 5.00%.

5).	Your Net Revenue Interest Lease “NRI” in the 2009-1 Drilling Program shall be at 75%.

6).
You understand that one of the 40 acre spacing units is Held By Production (HBP).  Ranken Energy Corporation is currently in negotiations with the operator of this unit.  It is possible that this particular unit cannot be drilled.

Letter Agreement - Page 2
July 9, 2009
RED 2009-1 Drilling Program

7).
You acknowledge and understand that the 2009-1 Drilling Program required Forced Pooling under Oklahoma law and as such, the various Respondents have the right to participate in any well.  Should any Respondents elect to participate, then your participation interest may be proportionately reduced in the various spacing units.  Your drilling costs in the project will also be proportionately reduced respectively.

8).
Should you agree to participate in any completion attempt in any well drilled in the 2009-1 Drilling Program, you agree to immediately forward your proportionate share of the Estimated Completion Costs, upon receipt of invoice, to Ranken Energy Corporation.

9).	You agree to become a signatory to a mutually agreeable Joint Operating Agreement “JOA” consistent with industry standards (enclosed).

10).
You acknowledge that you are a sophisticated & accredited investor and fully understand the inherent risks associated with oil & gas investing.  Further, you acknowledge that no return on Investment or Rate of Return has been guaranteed or promised, and, in fact, accept the possibility that you could lost 100% of your investment in this program.

11).	You further agree to complete the subscription agreement required by the Oklahoma Securities Commission (enclosed), if applicable.

12).
RISK FACTORS - The undersigned understands and agrees that the Working Interest described in the Brochure are not offered on a “Turn-Key” or similar fixed cost basis.  Purchasers of Working Interests will be required to pay for their proportionate share of all costs of drilling, completion, and operation of the Wells described in the Brochure on the financial basis as described in the Brochure.  The undersigned confirms that he/she has the financial capability of paying for his/her share of such costs of drilling, completing and operating the Wells and that such costs my exceed the initial estimated costs set forth herein.

Should you agree with these terms and conditions expressed herein, please execute this Letter Agreement in the space provided below.

Sincerely,

/s/ Randolph L. Coy
Randolph L. Coy
President

RLC/dks

Agreed to and accepted this 27th day of July 2009.

WI Owner: Delta Oil & Gas, Inc.	Signature: /s/ Douglas Bolen

By: Douglas Bolen	Date: 27 July 2009